SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 30, 2003

ITLA CAPITAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Delaware	0-26960	95-4596322

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

888 Prospect Street, Suite 110, La Jolla, California	92037

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (858) 551-0511

N/A

(Former name or former address, if changed since last report)

next page

Item 9.  Regulation FD Disclosure

          "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This Form 8-K contains forward-looking statements that are subject to risks and uncertainties, including, but not limited to, changes in economic conditions in our market areas, changes in policies by regulatory agencies, the impact of competitive loan products, loan demand risks, the quality or composition of our loan or investment portfolios, fluctuations in interest rates and changes in the relative differences between short and long term interest rates, levels of nonperforming assets and operating results, the impact of terrorist actions and other risks detailed from time to time in our filings with the Securities and Exchange Commission. We caution readers not to place undue reliance on forward-looking statements. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for 2003 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us.

          As used throughout this report, the terms "we," "our," "ITLA Capital," or the "Company" refer to ITLA Capital Corporation and its consolidated subsidiaries.

          Set forth below is material to be presented at the Company's Annual Meeting of Stockholders to be held on July 30, 2003:

2
next page

TRANSCRIPT OF PRESENTATION

George W. Haligowski

"2002 was a breakout year for ITLA. That was the year that we converted from an industrial bank to a commercial bank charter. We did this charter conversion to better serve our customers in the years to come.

Already the most profitable industrial bank in the state of California, we look forward to now becoming the best commercial banking operation in the state.

2002 was also a dynamic year for ITLA due to our successful acquisition of the Asahi Bank of California, the Lewis Horowitz Organization, and our joint venture with Household International.

These were the crowning achievements of the people at ITLA and the management team that leads them. This is the "I" team."

Norval Bruce

"I'm the Chief Credit Officer of ITLA. That means that I'm responsible for helping the company decide what kinds of real estate we should be making loans on and where that real estate should be located.

I'm also Chairman of the Loan Committee. This is where we evaluate the borrower's requests from the point of view of meeting the borrower's needs as well as trying to meet our own needs."

CHART 1 (Return on Average Equity Comparison)

Voice Over (VO): "ITLA Capital Corporation has consistently earned a superior return on average equity compared to its peer group of public thrifts."

Tim Doyle

"As Chief Financial Officer of ITLA Capital Corporation, I'm responsible for four primary functions.

First is financial management of the company, which includes accounting, financial reporting, treasury operations, and strategic planning.

Second is our capital market activities, which includes the direct interface with Wall Street investment bankers to raise capital to finance future growth.

Third is corporate finance transactions, which includes due diligence, deal structuring and deal negotiation on our acquisitions.

Last and most importantly is investor relations, which allows me to interface directly with Wall Street analysts and current and new shareholders."

CHART 2 (Net Income)

VO: "ITLA Capital Corporation reported net income of $20 million dollars in 2002, an all time record. This is the seventh consecutive year that the company has reported record profitability.

CHART 3 (Stock Performance)

VO: Over the past three years, ITLA Capital Corporation's stock price has increased by 165% compared to a 67% decrease in the NASDAQ Composite Index."

Don Nickbarg

"I'm the guy sponsoring diversification in our lending activities and change on the deposit side of the business, all in support of our commercial banking strategy.

We're looking at new areas of lending, niche business lending primarily, and we are going to convert our thrift-style branches into efficient, high-tech banking service centers.

For example, we acquired the Lewis Horowitz Organization, LHO, an internationally recognized leader in financing the independent film production industry. LHO's customers also form a natural market for the new business banking products and services launched by Imperial Capital Bank.

This is the kind of innovative step we are going to take to break out and become a leading regional commercial bank."

CHART 4 (Growth in Earnings Per Share)

VO: "From 1996 to 2002, ITLA Capital Corporation's earnings per share have increased from $1.36 to $3.16, a compounded annual growth rate of 15%."

Steve Romelt

"The hat I wear reads 'head coach of loan production.' Typically my day starts with the cell phone ringing as I am pulling up my socks and it ends with the battery running out.

I am the team member responsible for understanding the competition's strategy and devising our new season's playbook of offensive and defensive strategies. Simply put: loan products and pricing.

I coordinate the activities of the income property lending and asset acquisition divisions to make the numbers that keep the "I" team returning to the superbowl of our peers year after year.

All of our managers are coaches of their teams' unique talent. We strive for and continue to realize better communication and therefore better results on our collaborative efforts."

CHART 5 (Summary of Annual Loan Production)

VO: "In 2002, ITLA Capital Corporation achieved its highest level of annual loan production, totaling $674 million.

ITLA Capital Corporation continues to be driven by its sales and marketing focus which has fueled its growth since becoming a public company."

Scott Wallace

"My position on the "I" team requires me to work on many different aspects of the company's business. I coordinate the support functions such as information technology, legal and audit, human resources, and facilities management.

I often meet with our other "I" team members to coordinate and monitor our progress in executing the company's business plan.

One of ITLA Capital's biggest strengths is our streamlined management flexibility. When we learn of a new business opportunity, we are able to quickly mobilize the company to tackle the new challenge.

I do a lot of managing of these unexpected changes. By educating, by meeting with our people, and by serving as a conduit of information from the top down and the bottom up."

CHART 6 (Efficiency Ratio Comparison)

"ITLA Capital Corporation spends approximately $0.37 for every dollar of revenue earned in 2002, ranking it one of the most efficient financial institutions in the country."

William Schack

"My area of focus is the loans portfolio, both the aggregate and individual loan level. As a Loan Committee member, I'm involved with approving new loans and new lending programs.

However, once the loan is booked, my involvement has just begun. I oversee the loan servicing function and I'm in charge of ensuring quick customer service for all our borrowers.

I also oversee the credit risk management function. This involves assessing the current status of the portfolio, and determining the appropriate strategies to mitigate any potential losses.

A big part of my job is traveling; I often meet with borrowers and visit collateral properties.

The growth of ITLA Capital's portfolio, its superior yield that we earn on our loans and the low level of losses experienced are the direct result of the efforts we've made to properly manage our assets."

CHART 7 (Yield and Spread Summary)

VO: "By paying careful attention to asset pricing, ITLA Capital Corporation has maintained a net interest spread in excess of 400 basis points, while market rates have declined to forty-year lows."

William Callam

"I manage the loan operations team which supports over $500 million of real estate and commercial loan transactions annually. Our goal is to responsibly facilitate loan applications into funded loan transactions that meet the company's regulatory and financial guidelines, while of course exceeding our customer's expectations with regard to service.

Members of our team spend more time with our borrowers than any other department within the bank. I am constantly in contact with our borrowers, making quick decisions in order to facilitate those transactions. However, I believe that it is ITLA's ability to work together that separates our company from others within our lending environment.

This can be seen in our impressive number of assets and revenue."

CHART 8 (Operating Efficiency - Assets and Revenue per Associate)

"With over $9 million in assets per associate and $3.8 million in revenues per associate, ITLA Capital Corporation's business model is among the most productive in the industry."

George W. Haligowski

"In preparing for the future, ITLA senior management team has achieved the highest level of collaboration and communication in the history of our organization.

The elite "I" team has done this in order to ensure continued productivity, profitability, growth, and the success of our company in the years to come."

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ITLA CAPITAL CORPORATION
Date:	July 30, 2003	By:	/s/ Timothy M. Doyle Timothy M. Doyle Senior Managing Director and Chief Financial Officer

end